CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             WRT ENERGY CORPORATION


     Wrt Energy Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is WRT Energy Corporation, and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 20, 1997, amended by its Restated Certificate of Incorporation filed with the Secretary of the State of the State of Delaware on July 11, 1997.

     SECOND: Article I of the Restated Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

     "The  name  of  the  corporation  is  Gulfport  Energy   Corporation   (the
"Corporation")."

     THIRD: The foregoing amendments were declared advisable and proposed to the Corporation's stockholders by resolutions adopted by unanimous written consent of the Board of Directors dated February 13, 1998.

      FOURTH: That in lieu of a meeting and vote of stockholders, the holders of a majority of the issued and outstanding voting capital stock of the Corporation have been given their respective written consent to the foregoing amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     FIFTH: That the foregoing amendments were duly adopted in accordance with the applicable provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, WRT Energy Corporation has caused this Certificate of Amendment to be signed, on its behalf, by Gary C. Hanna, its President, this 30th day of March, 1998.

                                             WRT ENERGY CORPORATION

                                             By:   /s/Gary C. Hanna
                                             ------------------------
                                                  Gary C. Hanna
                                                  President